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                          RIVERSOURCE BOND SERIES, INC.

                            STATEMENT OF CANCELLATION
               OF THE STATEMENT FIXING THE RIGHTS AND PREFERENCES
                   OF CLASSES A, B, C, I, R2, R3, R4, R5 AND W
                         OF RIVERSOURCE CORE BOND FUND,
                    A SERIES OF RIVERSOURCE BOND SERIES, INC.

The undersigned officer of RiverSource Bond Series, Inc. (the "Company"), hereby certifies that:

     1.   The name of the Company is RiverSource Bond Series, Inc.

     2. At a Special Meeting of Shareholders of RiverSource Core Bond Fund (a series of the Company) (the "Series") held January 29, 2008, shareholders of the Series voted to approve an Agreement and Plan of Reorganization between the Series and RiverSource Diversified Bond Fund (a series of RiverSource Diversified Income Series, Inc., a Minnesota corporation) (the "Buying Fund") under which all assets attributable to Class A, B, C, I, R2, R3, R4, R5 and W shares of the Series were transferred to the Buying Fund in exchange for corresponding Class A, B, C, I, R2, R3, R4, R5 and W shares of the Buying Fund and the assumption by the Buying Fund of all liabilities attributable to the Series.

     3. The Company's Board of Directors has directed the Company's officers to take all such actions to carry out the Agreement and Plan of Reorganization, among such actions is the cancellation of the statement fixing the rights and preferences of the Company's Classes A, B, C, I, R2, R3, R4, R5 and W of the Series, pursuant to Section 302A.133 of the Minnesota Statutes.

     4. There are currently no shares of Classes A, B, C, I, R2, R3, R4, R5 or W of the Series outstanding.

     5. After giving effect to the cancellation, the Company shall continue to have 10,000,000,000 authorized shares of capital stock that can be allocated among the Company's remaining series and classes as designated by the Company's Board of Directors.

IN WITNESS WHEREOF, the undersigned has executed this statement of cancellation this 9th day of April, 2008.

                                        RIVERSOURCE BOND SERIES, INC.


                                        /s/ Scott R. Plummer
                                        ----------------------------------------
                                        Scott R. Plummer
                                        Secretary

                                        STATE OF MINNESOTA DEPARTMENT OF STATE
                                        FILED
                                        APR. 11, 2008


                                        /s/ Mark Ritchie
                                        Secretary of State